Exhibit 32

                         Certification of CEO and CFO
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hummingbird Ltd. (the "Company") on Form 40-F for the year ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Alan Barry Litwin, as Chief Executive Officer of the Company, and Inder P.S. Duggal, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Alan Barry Litwin
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By:     Alan Barry Litwin
Title:  President and Chief Executive Officer
December 30, 2005

/s/ Inder P.S. Duggal
------------------------------------
By:     Inder P.S. Duggal
Title:  Chief Financial Officer, Secretary and Treasurer
December 30, 2005


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.